Exhibit 2

AGREEMENT FOR PURCHASE AND SALE OF STOCK DATED: As of July , 2014 (the "Effective Date") PARTIES: (1) ACLH LLC, a Nevada limited liability company ("Buyer"), (2) Bradley H. Borst and Tara Borst (collectively, "Sellers") (3) RMT Leasing, Inc., a Colorado corporation ("RMT"). INTRODUCTION THIS AGREEMENT is made as of the date set forth above by and among Sellers, Buyer and RMT. (All of the foregoing sometimes hereafter referred to as the "Parties"). RECITALS This agreement (the "Agreement") is made with respect to the following facts and circumstances: A. RMT was organized on October 2, 2003. Since its organization and continuing to the date hereof, RMT has engaged in the business of selling GPS tracking technology products and related products and services through its online retail store. B. RMT has one hundred (100) shares of common stock issued and outstanding without par value, which constitutes all of RMT'S issued and outstanding stock. C. As of the Effective Date, Sellers owns 100% of the issued and outstanding stock of RMT. D. Sellers desire to sell and transfer Sellers' shares in RMT to Buyer. E. Buyer desires to purchase Sellers' shares of RMT under the terms and conditions set forth in this Agreement. F. Sellers has furnished to Buyer for its examination, copies of the Articles of Incorporation and the Bylaws of RMT, RMT's Minute Book and Stock Transfer Books of RMT. G. Buyer, through its agents has had the opportunity to review the financial records of RMT and become knowledgeable in the business of RMT. H. The Parties to this Agreement also wish to state certain other facts, understandings and agreements as set forth, or as referenced below. Stock Purchase Agreement page 1 of 30 NOW THEREFORE, in light of the foregoing facts and circumstances, and in consideration of the mutual promises, conditions, covenants and agreements herein set forth, and in exchange for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, THE PARTIES HAVE AGREED AS FOLLOWS: AGREEMENT Section 1. Sale and Transfer of a Percentage of Shares Currently Owned by Sellers 1.1. Unless otherwise agreed between the parties, the closing for the consummation of the transactions hereunder (the "Closing") will occur on July , 2014, or on such other date as mutually agreed in writing by the Parties (the "Closing Date") contemporaneously with the execution and delivery of this Agreement. As more particularly set forth in Section 2 hereof, Sellers shall deliver or cause to be delivered to Buyer at the Closing one or more share certificates representing Sellers' shares of RMT (which will then represent One Hundred Percent (100%) of the then-outstanding common stock of RMT) ("Shares"). On the Closing Date, Sellers will cause to be recorded on the stock registry of RMT that Buyer is the owner of the Shares and Sellers shall deliver to Buyer newly issued certificates evidencing Buyer's ownership of the Shares. This delivery shall be made in consideration of the right to receive from Buyer the Initial Cash Payment. If Closing occurs contemporaneously with the execution and delivery of this Agreement, then the Effective Date will be the Closing Date. Section 2. Purchase Price for Sale of Shares. 2.1. Sellers hereby agrees to sell and transfer to Buyer, and Buyer agrees to purchase and acquire, the Shares, in exchange for Six Hundred Thirty-five Thousand and No/100 U.S. Dollars ($635,000), plus a Note ("Purchase Price") as set forth below: (a) Cash Payment. Three Hundred Eighty-Five Thousand and No/100 U.S. Dollars ($385,000) in cash ("Initial Cash Payment") paid at Closing by wire transfer in immediately available funds to such bank account as per written instructions of Sellers given to Buyer prior to the Closing. (b) Note. Two Hundred Fifty Thousand and No/100 U.S. Dollars ($250,000) in the form of a Promissory Note (the "Sellers Note") bearing interest at a rate of Eight percent (8%) per annum payable monthly and principal payable in six monthly equal installments over a period of three years from the Closing Date. The Sellers' Note will be subordinated in favor of Buyer's lender (if any) under commercially reasonable terms mutually agreeable to the Parties. The form and content of the Sellers Note is set forth in Exhibit K. The Seller's Note shall be secured by the Stock Pledge and Security Agreement in the form attached hereto as Exhibit L. (c) Series B Preferred Shares Issuance. In addition to the Initial Cash Payment, at Closing, Buyer shall issue to Sellers five million (5,000,000) preferred shares of Buyer's Parent (the "Issued Preferred shares"), subject to the terms and conditions of Buyer Parent's preferred shareholder agreement in the form as attached hereto as Exhibit L. After the 36 month anniversary of the Closing date, at the discretion of (and upon written notice by) the Buyer, the Stock Purchase Agreement page 2 of 30 Issued Parent Co Preferred shares may be: (1) redeemed for cash; or (2) converted into Buyer Parent's common stock at or based on the average closing price for such common stock for the previous five (5) trading days prior to notice of the desire for such conversion; or (3) converted into to ten percent (10%) of the outstanding common stock of RMT. Each Issued Parent Preferred share shall be non-voting, will not be entitled to dividend payments and shall have a face value of Two and No/100 U.S. Dollars ($2.00). Section 3. Purchase Price Adjustment. 3.1. The Consideration provided for above shall be subject to the following adjustments: (a) Intentionally left blank (b) Receivable(s) Adjustment: The Sellers Note shall be reduced dollar for dollar by an amount equal to any account receivables of RMT which having been included in the determination of the actual Net Worth, that is not collected by Buyer after reasonable efforts within 180 days after Closing. In such cases the uncollected amount receivables shall be returned to Sellers for their collection. If any of such uncollected amount receivables were collected by Buyer beyond the 180 days, the amounts of any such recoveries shall be paid to Sellers. Section 4. Intentionally left blank. Section 5. Assignment of the Shares and the Closing. 5.1. The Closing shall take place on the Closing Date at the law offices of Stinar Zendejas Hansen & Gaithe, LLC, 121 E. Vermijo Avenue, Suite 200, Colorado Springs, Colorado 80903 or at such other place as the parties mutually agree. 5.2. At the Closing, Buyer will pay the Initial Cash Payment, adjusted in accordance with 3.1(a) above, by wire transfer in immediately available funds to such bank account as the Sellers may direct. 5.3. Sellers will cause to be recorded on the stock registry of RMT that Buyer is the owner of the Shares and shall deliver to Buyer newly issued certificates evidencing Buyer's ownership of the Shares. Stock Purchase Agreement page 3 of 30 Section 6. Representations and Warranties of Sellers. Sellers warrants as follows: 6.1. Company Organization. As of the date of this Agreement, RMT is a corporation duly organized, validly existing, and in good standing under the laws of Colorado and has all necessary corporate powers to own its properties and operate its business as now owned and operated by it. 6.2. Authorized Stock. The authorized capital stock of RMT consists of one thousand [1,000] authorized shares of common stock of which one hundred [100] shares are issued and outstanding. All of the Shares are validly issued, fully paid, and non-assessable, and the Shares have been so issued in full compliance with all applicable federal and state securities laws. Except as set forth in the Disclosure Schedule, there are no valid outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating RMT to issue, or to transfer from treasury, any additional shares of its capital stock of any class. 6.3. Capitalization. Sellers are currently the owner, beneficially and of record, of 100% of the outstanding shares of RMT, free and clear of all liens, encumbrances, security agreements, equities, options, claims and charges. Sellers has the power to transfer the Shares to Buyer without obtaining the consent or approval of any other personal or governmental authority, provided that Buyer complies with applicable requirements for transfer pursuant to the above-referenced provision with its accompanying regulations. Further, all corporate action on the part of RMT, its officers, directors and Sellers necessary for the authorization, execution and delivery of the Agreement and the other agreements and documents contemplated herein, the performance of all of RMT's and Sellers' obligations hereunder, and for the sale and delivery of the Shares, has been taken or will be taken prior to the Closing. This Agreement and the other agreements and documents contemplated herein, when executed and delivered, shall constitute valid and legally binding obligations of RMT and Sellers enforceable in accordance with their respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and subject to the availability of equitable remedies. Neither this Agreement (including all the exhibits and schedules hereto) nor any other statements or certificates made or delivered in connection herewith, taken as a whole, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading in light of the circumstances under which they were made. 6.4. Authorization; No Conflicts. RMT is not in violation of any term of its Articles of Incorporation or Bylaws, any valid term of any material mortgage, indenture, contract, agreement or other instrument or any judgment, decree, order, statute, rule or regulation applicable to RMT, the violation of which could have a Material Adverse Effect (as defined below) on the business, operations, financial condition or prospects of RMT, except as set forth in the Disclosure Schedule. Provided that Buyer cooperates in complying with applicable state and federal securities law and regulations, and assuming the correctness of the representations of Buyer to Sellers, the execution, delivery, and performance of and compliance with this Agreement and the sale of the Shares pursuant hereto will not result in any violation of any term of the Articles of Incorporation or Bylaws of RMT, or any valid term of any material mortgage, Stock Purchase Agreement page 4 of 30 indenture, contract, agreement or other instrument or any judgment, decree or order, or be in conflict with or constitute a default under any such valid term, or result in the creation of any mortgage, pledge, lien, encumbrance, or charge upon any of the properties or assets of RMT, except as set forth in the Disclosure Schedule. As used in this Agreement, "Material Adverse Effect" shall mean any violation or other matter which, individually or in the aggregate, shall have or is expected to have an impact on the business, operations, and/or financial condition of RMT equal to or in the excess of Fifteen Thousand and No/100 U.S. Dollars ($15,000). 6.5. Taxes. Within the times and in the manner prescribed by law, RMT has filed all federal, state, and local tax returns required by law and has paid all taxes, assessments, and penalties due and payable. There are no present disputes about taxes of any nature payable by RMT. RMT has not been advised that any of its returns have been or are being audited. 6.6. Hazardous Materials. Except to the extent that ordinary parts and components commonly included in computers and technology equipment currently used and/or sold by comparable businesses may be construed as containing "hazardous materials," there are no hazardous materials maintained or stored by RMT in violation of applicable law, nor are there any known violations of any federal, state, or local environmental ordinance rule or regulation duly enacted by any applicable governmental authority on the premises of RMT. 6.7. Trademarks. Exhibit B to this Agreement is a schedule of all trade names, trademarks, service marks, patents, copyrights, domain names and their registrations, owned by RMT or in which it has any rights or licenses. To the best of RMT's knowledge, RMT possesses the right to the use of all such patents, trademarks, service marks, trade names, copyrights, domain names and their registrations necessary for its business as currently constituted, and neither Sellers, nor RMT is aware of any claim by any person whatsoever that appears reasonably likely to conflict with RMT's continued conduct of its business affairs as at present constituted. RMT has no knowledge of any infringement or alleged infringement by other of any of the foregoing rights of RMT. The foregoing shall not be construed to mean that RMT has obtained patents with respect to any inventions or concepts owned or used by RMT, and no representation or warranty is being made with respect to any concepts contained in such inventions or concepts. 6.8. Title. RMT has good and marketable title to all of its property and assets, subject to valid equipment leases and subject to security interests that secure, in the aggregate, more than Fifty Thousand and No/100 U.S. Dollars ($50,000) in indebtedness. With respect to the property and assets it leases, RMT is in material compliance with such leases and, holds a valid leasehold interest free of any liens, claims or encumbrances other than as set forth in the Disclosure Schedule or otherwise disclosed to Buyer. 6.9. Insurance. At no time during the five (5) year period preceding the Effective Date has RMT been denied any insurance or indemnity bond coverage which it has requested, or received any written notice from or on behalf of any insurance carrier presently providing insurance relating to them (i) that insurance rates may or will be substantially increased from their current levels, and/or (ii) that policies presently in effect will not be renewed, or (iii) that material alterations to any of the properties or business operations of RMT Stock Purchase Agreement page 5 of 30 are necessary or required by such carrier. Exhibit D to this Agreement is a description of all insurance policies held by RMT. RMT is not in default with respect to payment of premiums on any such policy. No claim is pending under any policy. 6.10. Agreements. Except as set forth in Exhibit E, copies of which have been furnished or made available to Buyer, RMT is not a party to, nor is the property of RMT bound by, any distributor's or manufacturer's representative or agency agreement; any output or requirements agreement; any agreement not entered into in the ordinary course of business; any indenture, mortgage, deed of trust, or lease; except as disclosed by matters of public record. 6.11. Intentionally left blank. 6.12. Compliance with Law. RMT has not received notice of any violation of any applicable federal, state, or local statute, law, or regulation (including any applicable building, zoning, environmental protection, or other law, ordinance, or regulation) affecting its properties or the operation of its business; and to the best of the knowledge of Sellers there are no such violations which would be likely to result in a Material Adverse Effect. 6.13. Material Adverse Change. There is no pending, nor, to the best knowledge of Sellers is there now threatened, any suit, proceeding, investigation or action against or affecting RMT that appears reasonably likely to result in a Material Adverse Effect. 6.14. Subsidiaries. With the exception of the following entities Rocky Mountain Tracking, Inc. and RMT Management, Inc. RMT: (a) has no subsidiaries, (b) does not presently own or control, directly or indirectly, any equity interest in any corporation, association, partnership, limited liability company or other business entity and (c) is not, directly or indirectly, a participant in any joint venture, partnership or similar arrangement other than those stated in the financial statements of RMT identified in Section 6.18. 6.15. Material Contracts. Except as set forth in Exhibit E, RMT does not have and is not bound by any valid written material contract, agreement, lease, or other commitment, absolute or contingent. All current material contracts, agreements, insurance policies and instruments to which RMT is a party are valid, binding, and in full force and effect in all material respects, without any material breach by RMT or, to the best of the Sellers' knowledge, any other party thereto. No event has occurred which with the passage of time or the giving of notice or both would result in a default, breach or event of noncompliance by RMT under any contract, agreement or instrument that is valid and binding on RMT. 6.16. Due Diligence. Buyer or its counsel has been supplied with a true and correct copy of each of the material contracts, agreements, current insurance policies and an accurate description of each of such contracts, policies, and agreements that are referred to on Exhibit E (or, to the extent that the same is an insurance policy, on Exhibit D), together with all amendments, waivers or other changes thereto. Stock Purchase Agreement page 6 of 30 6.17. Indebtedness. No employee, officer or director of RMT, or member of his or her immediate family, is indebted to RMT, nor is RMT indebted (or committed to make loans or extend or guarantee credit) to any of them, except as indicated in the balance sheet of RMT in Exhibit C hereto. To the best of Sellers' knowledge, none of such persons has any direct or indirect ownership interest in any person or entity with which RMT is affiliated or with which RMT has a business relationship, except that Bradley H. Borst and Tara Borst are members of Borst Properties, LLC which leases facilities to RMT, or any person or entity that competes with RMT, except that employees, officers or directors of RMT and members of their immediate families may own stock in publicly traded companies that may compete with RMT. No member of the immediate family of any officer or director of RMT is directly or indirectly interested in any material contract with RMT. 6.18. Financials. Sellers have delivered to Buyer RMT's historical financial statements for the periods ending December 31, 2010, December 31, 2011, December 31, 2012 and December 31, 2013 ("Financial Information"), and the same are attached hereto as Exhibit C. To the best knowledge of Sellers, the Financial Information fairly sets forth in all material respects the information purported to be set forth therein. RMT does not have any material liabilities, contingent or otherwise, other than obligations under contracts and commitments incurred in the ordinary course of business and set forth in this Agreement or as disclosed in the Financial Information or in the Disclosure Schedule. RMT is not a guarantor or indemnitor of any indebtedness of any other person or entity. RMT maintains and will continue to maintain financial statements have been prepared through commercially reasonable efforts to represent RMT's financial condition to the best of their knowledge. At Closing, RMT shall have no more than Fifty Thousand and No/100 U.S. Dollars ($50,000) in debt in the aggregate, other than amounts owing to ordinary trade creditors, current liabilities used in determining Net Worth in accordance with the provisions of Section 3.1, or other than as disclosed to Buyer, including without limitation the subsections below. (a) RMT has given Buyer access to all requested accounts, books, ledgers and financial and other records of RMT, which have been prepared through QuickBooks software to be correct and accurate to the best of RMT's knowledge. (b) All accounts, books, ledgers and financial and other records of RMT are in the possession or under the control of RMT, and are located at RMT's premises or at the premises of RMT's accountants and all statutory and other records are up to date and contain full, complete and accurate records of all material matters dealt with in those records. (c) The Financial Information contains full provision for depreciation, amortization, and any foreseeable losses as well as for all contingent liabilities which may reasonably be expected to become actual liabilities. (d) Except as set forth in the Disclosure Schedule and except for the transactions contemplated by this Agreement, the financial performance of RMT disclosed in the Financial Information given to Buyer is and was not affected by any unusual or non-recurring items and, other than already reflected in the Financial Information, no material changes have occurred in the assets and liabilities or the financial performance of RMT. Stock Purchase Agreement page 7 of 30 6.19. Material Changes. Since May 15, 23, 2014 (the date of the letter of intent between the parties was executed) there has not been: (a) Except as set forth in the Disclosure Schedule, any material change in the assets, liabilities, financial condition or operating results of RMT from that reflected in the Financial Information, other than changes in the ordinary course of business that are not reasonably likely to have a Material Adverse Effect and other than the transactions contemplated by this Agreement; (b) Any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, properties, financial condition, operating results or business of RMT; (c) Any waiver by RMT of a valuable right or of a material debt owed to it; (d) Any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by RMT, except in the ordinary course of business and that is not material to the assets, properties, financial condition, operating results or business of RMT, except for payments of debts made in accordance with the provisions of this Agreement; (e) Any material change or amendment to a material contract or arrangement which RMT or any of its assets or properties is bound by or subject to, except as set forth in the Disclosure Schedule, except for changes and amendments made in accordance with the provisions of this Agreement; (f) Except as set forth in the Disclosure Schedule, any material change in any compensation arrangement or agreement with any employee, other than in the ordinary course of business and other than as set forth in the Employment Agreements executed pursuant to this Agreement; or (g) Any agreement or commitment by RMT to perform any of the actions described in this Section 6.19. 6.20. Suppliers. During the three (3) year period preceding the Effective Date, no material supplier of RMT has indicated that it shall stop, or materially decrease the rate of, supplying materials, products or services to RMT, and/or change the credit terms currently in place with RMT, except as set forth in the Disclosure Schedule, and no customer has indicated that it shall stop, or materially decrease the rate of, purchasing products and/or services from RMT. Attached hereto as Exhibit F is a list of all of RMT's key suppliers for each of the last three fiscal years preceding the Effective Date. 6.21. Employees. To the best of Sellers' knowledge, no employee of RMT is obligated under any contract (including licenses, covenants, or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would conflict with such employee's obligation to use his reasonable efforts to promote the interests of RMT or that would conflict with RMT's business as conducted or as Stock Purchase Agreement page 8 of 30 proposed to be conducted. Except as set forth in the Disclosure Schedule, to the best of Sellers' knowledge, in the 3 years preceding the Effective Date no employee of RMT is in violation of any term of any employment contract, proprietary information and inventions agreement, or any other contract or agreement relating to the relationship of any such employee with RMT or any previous employer. RMT has no collective bargaining agreements with any of its employees. To the best of Sellers' knowledge, there is no labor union organizing activity pending or threatened with respect to RMT. Exhibit G attached hereto, sets forth any and all current pension, health, profit sharing, bonus, stock purchase, stock option, hospitalization, insurance, severance, or any other employee benefit or welfare benefit plan with respect to any officer or employee of RMT. RMT has provided Buyer with copies of each of the documents listed on Exhibit G. Section 7. Representations and Warranties of Buyer. Buyer represents and warrants as follows: 7.1. Organization and Related Matters. Buyer is a corporation duly organized, validly existing and in good standing under the laws of Nevada with full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action of Buyer and this Agreement constitutes a valid and binding obligation of Buyer, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application relating to or affecting the enforcement of rights hereunder, rights of creditors or general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). 7.2. Governmental Consents. Buyer need not make or obtain any consent, approval, or authorization of, or declaration, filing, or registration with, any federal or state governmental or foreign regulatory authority in connection with the execution, delivery, and performance of this agreement and the consummation of the transaction contemplated by this Agreement. 7.3. Authorization; No Conflicts. That the provisions of this Agreement and the execution by Buyer of the documents referred to herein will not result in or constitute any of the following: (1) a breach of any of the terms of this Agreement; (2) a default or an event that, with notice, lapse of time, or both, would be a default, breach, or violation of the Articles of Incorporation or Bylaws of Buyer or any other contract, commitment, indenture, deed of trust, or other agreement, instrument or arrangement to which Buyer is a party or by which any of them or the property of them is bound; (3) an event that would permit any party to terminate any agreement or to accelerate the maturity of any indebtedness or other obligation of Buyer; or (4) the creation or imposition of any lien, change, or encumbrance on any of the properties of Buyer. 7.4. Consents. No consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with or notifications to, any governmental authority is required on the part of Buyer. Stock Purchase Agreement page 9 of 30 Section 8. Closing Conditions. 8.1. The obligations of Sellers to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Sellers: (a) The representations and warranties of Buyer contained in this Agreement shall be true and correct on the date hereof and on and as of the Closing, as though made on and as of the Closing (except for representations and warranties made as of a specified date, which need be true and correct only as of the specified date), except for changes contemplated by this Agreement and except for such inaccuracies that, considered collectively, have not had and would not reasonably be expected to have a Material Adverse Effect. (b) Buyer shall have performed all of the covenants and agreements required to be performed by Buyer under this Agreement at or prior to the Closing. (c) Buyer shall have executed and delivered the mutually acceptable Employment Agreements to each of the key employees listed in Exhibit H. 8.2. The obligations of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Buyer: (a) The representations and warranties of Sellers contained in this Agreement shall be true and correct on the date hereof and on and as of the Closing, as though made on and as of the Closing (except for representations and warranties made as of a specified date, which need be true and correct only as of the specified date), except for changes contemplated by this Agreement and except for such inaccuracies that, considered collectively, have not had and would not reasonably be expected to have a Material Adverse Effect. (b) Seller's key employees listed in Exhibit H shall execute mutually acceptable Employment Agreements. (c) Sellers shall have delivered to Buyer a stock certificate or certificates, issued in Buyer's name. (d) Buyer shall have completed its due diligence review of RMT, including its review of its business, operations, agreements, and financial condition. (e) RMT shall terminate its current stock option plan, if any, and purchase all vested stock options from the employees. The delivery of a certificate of the Sellers to Buyer dated as of the Closing, stating that the conditions specified in (a) through (d) above have been satisfied. Stock Purchase Agreement page 10 of 30 Section 9. Covenants. 9.1. Non-Compete. Sellers agree not to enter into any arrangement that would result in Sellers competing with RMT for a period of two years following the termination of Sellers' relationship with RMT. Section 10. Intentionally left blank. 10.1 Tax Returns and Payments. All of the tax returns and reports of the Company or respecting the operations of the Company required by law to be filed on or before the date hereof have been duly and timely filed by Seller and all taxes shown as due thereon have been paid by Seller. There are in effect no waivers of any applicable statute of limitations related to such returns. Seller is responsible for all taxes of every kind, including any interest and penalties, for the periods prior to the Closing Date. Except for any 2014 income taxes, which taxes will be allocated to Seller after the Closing Date, as provided herein, in instances where taxes are/were due and payable by the Closing Date, Seller has paid those taxes. The provisions of this Section shall include, without limiting the generality of this Section, all reports, returns, and payments due under all federal, state, or local laws or regulations relating to income, sales, use and withholding taxes, withholding obligations, unemployment insurance, Social Security, workers' compensation and other obligations of the same or of a similar nature. The Company is not subject to any open audit in respect of its taxes, no deficiency assessment or proposed adjustment for taxes is pending, and the Seller has no knowledge of any liability, whether or not proposed, for any tax with respect to any period through the date hereof to be imposed upon any of its properties or assets. Buyer acknowledges that its acquisition of the Shares will in all likelihood cause a termination of the Company's tax status as an "S" corporation and Buyer agrees to indemnify and hold Sellers harmless from any tax, penalty, interest or attorney's fees incurred by Sellers as a result of such termination. 10.2 Tax Returns. Buyer shall timely prepare and file the Straddle Period Tax Returns (as defined below). Seller shall be responsible for all Taxes for periods prior to the Closing Date. Buyer acknowledges that the 2014 Taxes have not been accrued or otherwise reflected in the Financial Statements. Buyer shall deliver, or cause to be delivered, any such Straddle Period Tax Returns to the Seller for review and comment at least thirty (30) business days prior to the due date for filing thereof. Buyer shall accept any reasonable written comments received from the Seller with respect to such Straddle Period Tax Returns at least fifteen (15) business days prior to the due date of any such tax returns. Buyer and the Seller shall attempt in good faith to agree to any comments by the Seller and, if Buyer and the Seller cannot agree to any such comments within ten (10) business days prior to the due date of any such tax return, such Straddle Period Tax Return shall be submitted to an independent accounting firm mutually acceptable to Buyer and Seller for resolution and, if Buyer and Seller cannot agree on the selection of such independent accounting firm, each of Buyer and the Seller shall select a recognized national or regional independent accounting firm and the two independent accounting firms so selected shall select a third independent accounting firm that is independent, Buyer and the Seller and the Straddle Period Tax Returns shall be submitted to such third independent accounting firm for resolution. The fees and expenses of the accounting firm to which such Straddle Period Tax Return have been submitted for resolution shall be borne by the Buyer. All Tax Returns shall be prepared and filed in a manner that is consistent with the past practices of Stock Purchase Agreement page 11 of 30 the Company unless (i) the party required to prepare the Tax Return obtains a written opinion of its tax advisor that such past practice is not more likely than not to be successfully defended in a judicial or administrative proceeding, (ii) such past practice resulted in an adjustment by a taxing authority, or (iii) otherwise required by law. No party shall amend any Tax Return (as hereinafter defined) of the Company or covering the operations of Company for any taxable period ending on or prior to the Closing Date in any manner that would adversely affect the other party without, in each case, the consent of the other party (which consent shall not be unreasonably withheld, delayed, or conditioned). "Straddle Period Tax Returns" means any Tax Returns for any Taxes with respect to the Company for a Straddle Period (as defined below). "Straddle Period" means with respect to taxes, the tax period that begins on January 1, 2014, and ends on December 31, 2014. 10.3 Control Over Tax Proceeding. Buyer shall promptly notify the Seller following receipt of any notice of any Tax Proceeding (as defined below) relating to any Tax Return (as defined below) or Taxes covering any Tax period of or respecting the operations of the Company ending on or before or including the Closing Date. Notwithstanding anything to the contrary in this Agreement, but subject to the provisions of Section 8.1 of this Agreement, the Seller shall control and may settle all Tax Proceedings related to any Taxes for periods before the Effective Date, (including, for the sake of clarity, all "S" corporation Tax Returns), but Buyer shall have the right to participate in (but not control) any such Tax Proceedings at its own expense if such Tax Proceedings would reasonably be expected to adversely affect Buyer, and the Seller shall not settle such Tax Proceeding without the consent of Buyer, which consent shall not be unreasonably withheld, conditioned, or delayed, if such settlement would reasonably be expected to adversely affect Buyer. Buyer shall control all Tax Proceeding that are related solely to any Taxes for periods beginning on or after the Closing Date required to be shown on any Tax Returns, but the Seller shall have the right to participate in (but not control) any such Tax Proceeding controlled by Buyer at its own expense if such Tax Proceeding would reasonably be expected to adversely affect the Seller, and Buyer shall not settle such Proceeding without the consent of Seller, which consent shall not be unreasonably withheld or delayed, if such settlement would reasonably be expected to adversely affect the Seller. For purposes of the is Agreement, the term: (a) "Tax" or "Taxes" (or tax or taxes) means any and all taxes of any kind (together with any and all interest, penalties, and additions to tax with respect thereto) imposed by any Governmental Authority; (b) "Tax Proceeding" means any audit, examination, dispute or other inquiry, or any judicial or administrative proceeding relating to liability for, or refunds or adjustments with respect to, Taxes; (c) "Governmental Authority" means any United States federal, state, local, or similar government, governmental, regulatory, political, or administrative authority, branch, agency, department, or commission or any court, tribunal, or judicial body (including any grand jury); and (d) "Tax Returns" means all returns, declarations, reports, information statements, elections and forms required to be filed with any Governmental Authority with respect to Taxes and any schedules, attachments, or amendments of any of the foregoing. 10.4 Cooperation on Tax Matters. The parties shall cooperate fully, and shall cause their respective affiliates and their respective directors, officers, employees, agents, accountants and other representatives reasonably cooperate to the extent reasonably requested by the other party, in preparing and filing all Tax Returns and in resolving all Tax Proceedings, Stock Purchase Agreement page 12 of 30 including maintaining and making available to each other all records necessary in connection with Taxes of the Company and any Taxes relating to the assets or liabilities of the Company. Notwithstanding anything to the contrary in this Agreement, to the extent that the Company and/or the Seller has such books and records in its possession on-site at the Company as of the Closing Date, the Company shall retain in its possession, and shall provide the Seller access to (including the right to make copies of), such supporting books and records and any other materials that the Seller may request with respect to matters relating to Taxes for any period ending on or before or including the Closing Date, shall promptly furnish to Seller copies of all correspondence received from any Governmental Authority in connection with any Tax Proceeding, and shall execute or cause to be executed powers of attorney or other necessary documents in order for Seller to exercise its control over any Tax Proceeding controlled by Seller pursuant to Section 10.3. the Company shall respond promptly, and in any event no later than thirty (30) days after the receipt of a request from the Seller for Tax-related information (including requests for information relating to an information document request or similar request by any Governmental Authority) pertaining to the Company for any matters relating to Taxes for any period ending on or before or including the Closing Date. To the extent that the Company and/or the Seller has such books and records in its possession on-site at the Company as of the Closing Date, the Company agrees (i) to retain all books and records with respect to Tax matters pertinent to the Company relating to any Tax period ending on or before or including the Closing Date until the expiration of the applicable statute of limitations (and, to the extent notified by the Seller, any extensions thereof), and to abide by all record retention agreements entered into with any Governmental Authority and (ii) to give the Seller reasonable written notice prior to transferring, destroying, or discarding any such books and records and, if the Seller so requests, the Company shall allow the Seller to take possession of such books and records at such the Seller's expense. The Company and the Seller further agree, upon request, to use their commercially reasonable efforts to obtain any certificate or other document from any Governmental Authority or any other person as may be necessary to mitigate, reduce, or eliminate any Tax that could be imposed (including with respect to the transactions contemplated hereby). The Company shall cooperate with Seller in all matters that affect the determination of Tax liability for the Company for tax any period ending on or before or including the Closing Date and for which information from the Company is required to effect the foregoing. 10.5 Liability for Taxes and Refunds. The Seller and the Buyer will be responsible for all Taxes on any income during the Straddle Period. Any income taxes for the Straddle Period shall be apportioned between Seller and the Buyer on a similar basis as provided for the allocation of income tax refunds for the Straddle Period as outlined below. Any income tax refunds that are received by Buyer and/or the Company and any amounts credited against any income tax to which the Company or their affiliates become entitled with respect to the Company that relate to Tax periods or portions thereof ending before the Effective Date shall be for the account of the Seller, and Buyer or the Company shall pay over to the Seller any such refund or the amount of any such credit within 15 days after receipt thereof (or, in the case of a credit, 15 days following the end of the year in which such credit arises). Any refund of income taxes in respect of the Company that is attributable to a Straddle Period shall be equitably apportioned between Buyer and Seller based upon the ratio of the Seller's results of operations for the period prior to the Effective Date and the financial condition on the Effective Date (whichever might apply to a particular tax) which will be apportioned to Seller, versus the Stock Purchase Agreement page 13 of 30 Company's results of operations for the period after the Effective Date and the financial condition at the Closing Date (whichever might apply to a particular tax) which will be apportioned to Buyer and the Company. Buyer shall cooperate, and shall cause the Company to cooperate, with commercially reasonable requests by Seller to pursue refunds of Taxes to which Seller would be entitled under this Section 10.5 provided that, prior to pursuing any such refund, Seller has agreed to reimburse Buyer for third-party out of pocket costs incurred to pursue such refund. Any income tax refunds that are received by Seller and any amounts credited against any income tax to which Buyer or the Company or their affiliates become entitled with respect to the Company that relate to Tax periods or portions thereof ending on or after the Effective Date shall be for the account of the Company, and Seller shall pay over to the Company any such refund or the amount of any such credit within 15 days after receipt thereof (or, in the case of a credit, 15 days following the end of the year in which such credit arises). Section 11. Indemnification. 11.1. Sellers shall indemnify Buyer and hold Buyer harmless against any actual loss, liability, damage or expense (including reasonable legal fees and expenses) (collectively, "Losses") which Buyer suffers or sustains as a result of any breach of the representations and warranties of Sellers set forth in herein. 11.2 Buyer shall indemnify Sellers and hold Sellers harmless against any actual loss, liability, damage or expense (including reasonable legal fees and expenses) (collectively, "Losses") which Sellers suffer or sustain as a result of any breach of the representations and warranties of Buyer set forth in herein. Section 12. Survival of Representation and Warranties. All representations, warranties and covenants contained in this Agreement shall survive the closing of this transaction and any of the transactions contemplated in this Agreement for a period of one (1) year. Section 13. Miscellaneous. 13.1. Fees and Costs of Transaction. Each party represents that it shall pay its own fees and costs associated with this transaction. 13.2. Entire Agreement. This Agreement, together with all exhibits and the Disclosure Schedule delivered in connection herewith, and such other documents executed by both Parties in connection herewith, constitute the entire agreement between the Parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and understandings of the Parties. No supplement, modification, or amendment of this Agreement will be binding unless executed in writing by all the Parties. No waiver of any of the provisions of this Agreement will constitute a waiver of any other provision, whether or not similar, nor will any waiver constitute a continuing waiver. No waiver will be binding unless executed in writing by the party making the waiver. Stock Purchase Agreement page 14 of 30 13.3. Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which will be considered an original, but all of which together will constitute one and the same instrument. 13.4. Agreement. This Agreement will be binding on, and will inure to the benefit of, the Parties to it and their respective heirs, legal representatives, successors, and assigns. 13.5. Notices. All notices, requests, demands, and other communications under this Agreement must be in writing and will be considered to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the fifth day after mailing if mailed to the party to whom notice is to be given, by a nationally recognized courier service, or by registered or certified mail, postage prepaid, and properly addressed as follows: To Sellers at: 1893 E. Seadrift Dr. Windsor, CO 80550 To Buyer at: 100 Wilshire Boulevard, Suite 940 Santa Monica, CA 90401 To RMT at: 149 W. Harvard St., Suite 401 Fort Collins, CO 80525 Any party may change its address for purposes of this paragraph by giving the other Parties written notice of the new address in the manner set forth above. 13.6. Governing Law; Jurisdiction. This Agreement will be construed in accordance with, and governed by, the laws of the State of Colorado as applied to contracts that are executed and performed entirely in Colorado. 13.7. Severability. If any provision of this Agreement is held invalid or unenforceable by any court of final jurisdiction, it is the intent of the Parties that all other provisions of this Agreement be construed to remain fully valid, enforceable, and binding on the Parties. 13.8. Additional Documents. The Parties hereby agree to execute such additional documents as maybe reasonable and necessary to carry out the provisions of this Agreement. 13.9. Attorney Fees. In the event of any controversy, claim or dispute between the Parties hereto arising out of or relating to this Agreement or the breach thereof-the prevailing party shall be entitled to recover from the other party reasonable expenses, attorney fees and costs. Stock Purchase Agreement page 15 of 30 13.10. Exhibits. Each of the Exhibits attached hereto is incorporated herein by reference as if set forth herein in full and such Exhibits are identified as follows: Exhibit A Sellers' Wire Transfer Information Exhibit B List of Trade Names, Trademarks, Service Marks, Patents, Copyrights, Domain Names and Their Registrations Exhibit C Financial Statements Exhibit D List of Insurance Policies Exhibit E List of Material Contracts Exhibit F List of Key Suppliers Exhibit G List of Employee Incentive and Benefit Plans Exhibit H List of Key Employees Exhibit I List of Litigation Exhibit J Employment Agreements Exhibit K Seller's Note Exhibit L Stock Pledge and Security Agreement IN WITNESS WHEREOF the undersigned have executed this agreement as of the Effective Date first set forth above. "SELLERS" "BUYER" ACLU, LLC, a Nevada limited liability company By: Bradley H. G orst Adam Radly, Manager 60 Tara Borst "RMT" RMT LEASING, INC., a Colorado corporation Byr- Bradley orst, President Stock Purchase Agreement page 16 of 30 13.10. Exhibits. Each of the Exhibits attached hereto is incorporated herein by reference as if set forth herein in full and such Exhibits are identified as follows: Exhibit A Sellers' Wire Transfer Information Exhibit B List of Trade Names, Trademarks, Service Marks, Patents, Copyrights, Domain Names and Their Registrations Exhibit C Financial Statements Exhibit D List of Insurance Policies Exhibit E List of Material Contracts Exhibit F List of Key Suppliers Exhibit G List of Employee Incentive and Benefit Plans Exhibit H List of Key Employees Exhibit I List of Litigation Exhibit J Employment Agreements Exhibit K Seller's Note Exhibit L Stock Pledge and Security Agreement IN WITNESS WHEREOF the undersigned have executed this agreement as of the Effective Date first set forth above. "SELLERS" "BUYER" ACLH, LLC, a Nevada limited liability company By: Bradley H. Borst Adam Radly, Manage Tara Borst "RMT" RMT LEASING, INC., a Colorado corporation By: Bradley H. Borst, President Stock Purchase Agreement page 16 of 30